UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2011

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

Che     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.	Other Events.

On January 14, 2011, Adams Resources & Energy, Inc. (the Company), completed the sale of its interest in certain producing oil and gas properties located in the on-shore Gulf Coast region of Texas.  The Company’s proceeds from the sale were $6.2 million and the Company will report a pre-tax gain of approximately $2.7 million from this transaction during the first quarter of 2011.  Sales negotiations were conducted by the third party operator of the properties on behalf of all working interest owners and the transaction was completed with a separate third party investment entity.  The Company’s proportionate interest in the transaction was approximately 5 percent and the Company elected to participate in the sale due to attractive pricing.  Proceeds from the sale will be used for general working capital purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date:  January 18, 2011                                                                By: /s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer